Exhibit 99.1 Barnes 860.583.7070 | info@onebarnes.com onebarnes.com

BARNES REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS
Significant Progress Made on Transforming to an Aerospace Focused Company

Comparisons are year-over-year unless noted otherwise

Second Quarter 2024:
•Sales of $382 million, up 13%; Organic Sales up 5%
•Operating Margin of -0.6%; Adjusted Operating Margin of 12.4%, down 40 bps
•Adjusted EBITDA Margin of 20.0%, up 20 bps
•GAAP EPS of -$0.91; Adjusted EPS of $0.37, down 36%
•Records Automation goodwill impairment

2024 Outlook:
•Sales Growth of 10% to 12%; Organic Sales Growth of 4% to 6%
•Adjusted EBITDA Margin of 20% to 22%
•GAAP EPS of -$0.36 to -$0.16; Adjusted EPS of $1.55 to $1.75

July 26, 2024

BRISTOL, Conn., — Barnes Group Inc. (NYSE: B), a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, today reported financial results for the second quarter 2024.

“For the second quarter, strong Aerospace aftermarket and Molding Solutions revenue growth partially offset lower than expected Aerospace OEM sales, as industry supply chain and productivity constraints continue to temper our Aerospace OEM results," said Thomas J. Hook, President and Chief Executive Officer of Barnes. “These industry factors will impact our overall near-term Aerospace outlook, even as our aftermarket continues to benefit from growing fleet opportunities and synergies from our acquisition of MB Aerospace remain on track. Despite these headwinds, we are making significant progress across the company in transforming Barnes into a higher growth, higher value company, led by a strong Aerospace business and a streamlined Industrial business.”

Second Quarter 2024 Highlights

Sales of $382 million were up 13% versus the same quarter a year ago, with organic growth(1) of 5%. The net beneficial impact of acquisition and divestiture related sales was approximately 8%. Foreign exchange did not have a meaningful impact on sales.

123 Main Street, Bristol, CT 06010-6376

In the quarter, the sales and cash flow expectations for the Automation business unit within the Industrial segment were reduced, which among other factors, resulted in a non-cash impairment charge of $53.7 million contributing to an operating loss of $2.1 million, and operating margin of -0.6%.

Adjusted operating income of $47.6 million was up 9% and adjusted operating margin of 12.4% was down 40 bps. Adjusted operating income excludes the goodwill impairment charge, a $10.2 million pre-tax gain on the sale of the Associated Spring and Hänggi businesses, restructuring and transformation related charges of $5.4 million, MB Aerospace short-term purchase accounting adjustments of $0.7 million, and shareholder advisory costs of $0.1 million. Adjusted EBITDA(2) was $76.5 million, up 14% from a year ago and adjusted EBITDA margin was 20.0%, up 20 bps.

In early April, Barnes closed the divestiture of the Associated Spring and Hanggi businesses, materially reducing its exposure to automotive component manufacturing. The headline price of the transaction was $175 million, and net cash proceeds of approximately $150 million were used to reduce debt.

Interest expense was $20.8 million, up from $6.5 million a year ago, due to higher average borrowings from the purchase of MB Aerospace and a higher average interest rate given the recapitalization of the Company’s debt structure.

The effective tax rate for the quarter was -112% compared with 23% last year primarily driven by the non-deductible goodwill impairment charge and taxes tied to the sale of Associated Spring and Hanggi. On an adjusted basis, the second quarter’s effective tax rate was 31%.

Net loss was $46.8 million, or -$0.91 per share, compared to net income of $17.4 million, or $0.34 per share in the prior year. On an adjusted basis, net income per share of $0.37 was down 36% from $0.58. Adjusted net income per share excludes a $1.05 non-cash goodwill impairment charge, $0.14 of charges inclusive of tax related to the Associated Spring and Hänggi divestiture, $0.08 of restructuring and transformation related charges, and $0.01 of MB Aerospace short-term purchase accounting adjustments.

Year-to-date cash provided by operating activities was $3.1 million versus $42.5 million in the first half of 2023. The decrease from the prior year was primarily due to an increase in working capital and divestiture related income tax payments. Capital expenditures of $29.9 million year-to-date increased $8.2 million over the prior year, driven by investments related to the Company’s restructuring program and investments for growth. Year-to-date free cash flow, adjusted for the tax payments related to the divestiture, was negative $14.5 million.

Segment Performance

Aerospace

Second quarter sales in the Aerospace segment were $218 million, up 79%. Organic sales increased 8%, and sales related to the acquisition of MB Aerospace added 71%. Aerospace original equipment manufacturing (“OEM”) sales increased 75%, while aftermarket sales increased 84%. On an organic basis, OEM sales increased 1%, and aftermarket sales increased 19%. Segment operating profit was $29.3 million, up 77%. Adjusted operating profit of $32.3 million was up 56%, while adjusted operating margin declined 220 bps to 14.8%. Adjusted operating profit excludes restructuring and transformation-related charges of $2.2 million, and MB Aerospace short-term purchase accounting adjustments of $0.7 million. Adjusted operating profit benefited from the contribution of higher organic sales volumes, inclusive of pricing, and the contribution of MB Aerospace sales, partially offset by the amortization of long term acquired intangibles for the MB Aerospace acquisition and lower productivity. Aerospace adjusted EBITDA was $50.4 million, up 64%, and adjusted EBITDA margin was 23.1% versus 25.2% a year ago.

Aerospace OEM backlog ended the second quarter at $1.51 billion, up 3% sequentially from March 2024. The Company expects to convert approximately 40% of this backlog to revenue over the next 12 months.

Industrial
Second quarter sales in the Industrial segment were $164 million, down 24% due to the sale of the Associated Spring and Hänggi businesses. On an organic basis, sales were up 3% from a year ago. Operating loss was $31.5 million versus operating income of $9.4 million in the prior year. Adjusted operating profit was $15.3 million, down 33%, and adjusted operating margin was 9.3%, down 120 bps. Adjusted operating profit reflects the impact of the divested businesses partially offset by positive pricing and Barnes Transformation Office (BTO) cost initiatives. Adjusted operating profit excludes a $53.7 million non-cash goodwill impairment charge, a $10.2 million pre-tax gain on the sale of the divested businesses and restructuring and transformation related charges of $3.2 million. Adjusted EBITDA was $25.1 million, down 28% from a year ago, and adjusted EBITDA margin was 15.3%, down 70 bps.
Balance Sheet and Liquidity

As of June 30, 2024, the Company had $66 million in cash and $419 million available borrowing capacity under its revolving credit facility. The “Net Debt to EBITDA” ratio, as defined in our credit agreements, was 3.48 times, down from 3.62 times at March 31, 2024. Barnes remains focused on achieving a leverage ratio of 3.0x or lower by the end of 2024 and reaffirms its long-term leverage goal of 2.5x by 2025.

Updated 2024 Full Year Outlook

The Company is updating its full year 2024 guidance to the following:

2024 Guidance
Organic sales growth	4% to 6%
Adjusted operating margin	12% to 14%
Adjusted EBITDA margin	20% to 22%
Adjusted earnings per share	$1.55 to $1.75
Capital expenditures	$55 million to $65 million
Free cash flow	$45 million to $55 million
Adjusted effective tax rate	33% to 34%

The Company’s 2024 Adjusted EPS guidance excludes a $1.05 non-cash goodwill impairment charge, $0.40 related to restructuring and transformation activities, $0.35 of divestiture impacts related to the sale of the Associated Spring and Hänggi businesses, $0.06 of MB Aerospace short-term purchase accounting adjustments, $0.02 of acquisition-related impacts, and $0.03 of shareholder advisory costs.

Conference Call Information
Barnes will conduct a conference call with investors to discuss the second quarter 2024 results at 8:30 a.m. ET today, July 26, 2024. The public may access the conference through a live audio webcast available on the Investor Relations section of Barnes’ website at www.onebarnes.com.

The conference is also available by direct dial at (888) 510-2379 in the U.S. or (646) 960-0691 outside of the U.S.; Conference ID 1137078. Supplemental materials will be posted to the Investor Relations section of the Company's website prior to the conference call.

In addition, the call will be recorded and available for playback from 12:00 p.m. (ET) on Friday, July 26, 2024, until 11:59 p.m. (ET) on Friday, August 2, 2024, by dialing (609) 800-9909; Conference ID 1137078.

Notes:

(1) Organic sales growth represents the total reported sales increase within the Company’s ongoing business less the impact of foreign currency translation and acquisitions and divestitures completed in the preceding twelve months.

(2) While Barnes reports financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional information with respect to a non-GAAP measure, “Adjusted Earnings Before Interest, Income Tax, Depreciation and Amortization” (Adjusted EBITDA). With the acquisition of MB Aerospace, the largest transaction in Barnes’ history, the Company incurred related expenses, including acquired intangible assets and additional interest expense from the debt-funded acquisition. Accordingly, the Company uses Adjusted EBITDA, among other measures, to monitor our business performance. While EBITDA is not a U.S. GAAP measure, nor is it a substitute for a U.S. GAAP measure, we believe it provides helpful information to investors in understanding the ongoing operating performance of the Company. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with U.S. GAAP. Tables reconciling non-GAAP to GAAP financial measures, including forward looking outlook information, are presented at the end of this press release.

About Barnes
Barnes Group Inc. (NYSE: B) leverages world-class manufacturing capabilities and market-leading engineering to develop advanced processes, automation solutions, and applied technologies for industries ranging from aerospace and medical & personal care to mobility and packaging. With a celebrated legacy of pioneering excellence, Barnes delivers exceptional value to customers through advanced manufacturing capabilities and cutting-edge industrial technologies. Barnes Aerospace specializes in the production and servicing of intricate fabricated and precision-machined components for both commercial and military turbine engines, nacelles, and airframes. Barnes Industrial excels in advancing the processing, control, and sustainability of engineered plastics and delivering innovative, custom-tailored solutions for industrial automation and metal forming applications. Established in 1857 and headquartered in Bristol, Connecticut, USA, the Company has manufacturing and support operations around the globe. For more information, visit please visit www.onebarnes.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "estimate," "project," "continue," "will," "should," "may," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others: the Company’s ability to manage economic, business and geopolitical conditions, including rising interest rates, global price inflation and shortages impacting the availability of materials; the duration and severity of unforeseen events such as an epidemic or a pandemic, including their impacts across our business on demand, supply chains, operations and liquidity; failure to successfully negotiate collective bargaining agreements or potential strikes, work stoppages or other similar events; changes in market demand for our products and services; rapid technological and market change; the ability to protect and avoid infringing upon intellectual property rights; challenges associated with the introduction or development of new products or transfer of work; higher risks in global operations and markets; the impact of intense competition; the physical and operational risks from natural disasters, severe weather events, and climate change which may limit accessibility to sufficient water resources, outbreaks of contagious diseases and other adverse public health developments; acts of war, terrorism and other international conflicts; the failure to achieve anticipated cost savings and benefits associated with workforce reductions and restructuring actions; currency fluctuations and foreign currency exposure; impacts from goodwill impairment and related charges; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; inability to realize expected sales or profits from existing backlog due to a range of factors, including changes in customer sourcing decisions, material changes, production schedules and volumes of specific programs; the impact of government budget and funding decisions; our ability to successfully integrate and achieve anticipated synergies associated with recently announced and future acquisitions, including the acquisition of MB Aerospace; government-imposed sanctions, tariffs, trade agreements and trade policies; changes or uncertainties in laws, regulations, rates, policies or interpretations that impact the Company’s business operations or tax status, including those that address climate change, environmental, health and safety matters, and the materials processed by our products or their end markets; fluctuations in the pricing or availability of raw materials, freight, transportation, energy, utilities and other items required by our operations; labor shortages or other business interruptions at transportation centers, shipping ports, our suppliers’ facilities or our facilities; disruptions in information technology systems, including as a result of cybersecurity attacks or data security breaches; the ability to hire and retain senior management and qualified personnel; the continuing impact of prior acquisitions and divestitures, and any ongoing and future strategic actions, and our ability to achieve the financial and operational targets set in connection with any such actions; the ability to achieve social and environmental performance goals; the outcome of pending and future litigation and governmental proceedings; the impact of actual, potential or alleged defects or failures of our products or third-party products within which our products are integrated, including product liabilities, product recall costs and uninsured claims; future repurchases of common stock; future levels of indebtedness; the impact of shareholder activism; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by the Company, including, among others, those in the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings. The Company assumes no obligation to update its forward-looking statements.

Category: Earnings

Investors:
Barnes Group Inc.
William Pitts
Vice President, Investor Relations
ir@onebarnes.com
860.583.7070

BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net sales	$382,232	$338,984	12.8	$812,870	$674,341	20.5

Cost of sales	258,188	224,625	14.9	558,284	450,868	23.8
Selling and administrative expenses	82,667	88,350	(6.4)	170,394	174,180	(2.2)
Goodwill impairment charge	53,694	—	100.0	53,694	—	100.0
Gain on the sale of businesses	(10,204)	—	NM	(7,071)	—	NM
	384,345	312,975	22.8	775,301	625,048	24.0
Operating (loss) income	(2,113)	26,009	(108.1)	37,569	49,293	(23.8)

Operating margin	-0.6%	7.7%		4.6%	7.3%

Interest expense	20,812	6,512	219.6	45,643	11,819	286.2
Other expense (income), net	(845)	(2,894)	(70.8)	850	(1,553)	NM
(Loss) income before income taxes	(22,080)	22,391	(198.6)	(8,924)	39,027	(122.9)
Income taxes	24,741	5,039	391.0	35,949	8,516	322.1
Net (loss) income	$(46,821)	$17,352	(369.8)	$(44,873)	$30,511	(247.1)

Common dividends	$8,118	$8,099	0.2	$16,229	$16,195	0.2

Per common share:
Net (loss) income:
Basic	$(0.91)	$0.34	(367.6)	$(0.88)	$0.60	(246.7)
Diluted	(0.91)	0.34	(367.6)	(0.88)	0.60	(246.7)
Dividends	0.16	0.16	—	0.32	0.32	—

Weighted average common shares outstanding:
Basic	51,302,547	51,051,780	0.5	51,263,503	51,020,648	0.5
Diluted	51,302,547	51,225,545	0.2	51,263,503	51,245,163	0.0
NM - Not meaningful

BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2024	2023	% Change		2024	2023	% Change
Net sales
Aerospace	$217,958	$122,015	78.6		$439,328	$239,272	83.6
Industrial	164,274	216,971	(24.3)		373,542	435,079	(14.1)
Intersegment sales	—	(2)			—	(10)
Total net sales	$382,232	$338,984	12.8		$812,870	$674,341	20.5

Operating (loss) profit
Aerospace	$29,344	$16,580	77.0		$60,430	$35,331	71.0
Industrial	(31,457)	9,429	(433.6)		(22,861)	13,962	(263.7)
Total operating (loss) profit	$(2,113)	$26,009	(108.1)		$37,569	$49,293	(23.8)

Operating margin			Change				Change
Aerospace	13.5%	13.6%	(10)	bps.	13.8%	14.8%	(100)	bps.
Industrial	-19.1%	4.3%	(2,340)	bps.	-6.1%	3.2%	(930)	bps.
Total operating margin	-0.6%	7.7%	(830)	bps.	4.6%	7.3%	(270)	bps.

BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$65,909	$89,827
Accounts receivable	345,482	353,923
Inventories	350,292	365,221
Prepaid expenses and other current assets	104,689	97,749
Total current assets	866,372	906,720

Deferred income taxes	—	10,295
Property, plant and equipment, net	351,879	402,697
Goodwill	1,046,822	1,183,624
Other intangible assets, net	662,666	706,471
Other assets	109,348	98,207
Total assets	$3,037,087	$3,308,014

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$6,547	$16
Accounts payable	152,271	164,264
Accrued liabilities	217,793	221,462
Long-term debt - current	10,518	10,868
Total current liabilities	387,129	396,610

Long-term debt	1,149,386	1,279,962
Accrued retirement benefits	36,825	45,992
Deferred income taxes	115,950	120,608
Long-term tax liability	—	21,714
Other liabilities	71,299	80,865

Total stockholders' equity	1,276,498	1,362,263
Total liabilities and stockholders' equity	$3,037,087	$3,308,014

BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2024	2023
Operating activities:
Net (loss) income	$(44,873)	$30,511
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	59,563	46,913
Gain on disposition of property, plant and equipment	(50)	(180)
Stock compensation expense	6,464	4,832
Non-cash goodwill impairment charge	53,694	—
Gain on sale of businesses	(5,545)	—
Changes in assets and liabilities, net of the effects of divestiture:
Accounts receivable	(12,173)	(18,102)
Inventories	(23,011)	(9,743)
Prepaid expenses and other current assets	(12,532)	(5,183)
Accounts payable	2,862	(2,300)
Accrued liabilities	(645)	16,745
Deferred income taxes	3,454	779
Long-term retirement benefits	(10,336)	(10,636)
Long-term tax liability	(17,372)	(13,029)
Other	3,550	1,860
Net cash provided by operating activities	3,050	42,467

Investing activities:
Proceeds from disposition of property, plant and equipment	344	149
Proceeds from the sale of businesses	146,041	—
Capital expenditures	(29,854)	(21,617)
Business acquisitions, net of cash acquired	159	—
Other	—	(722)
Net cash provided (used) by investing activities	116,690	(22,190)

Financing activities:
Net change in other borrowings	6,568	7,775
Payments on long-term debt	(233,207)	(112,927)
Proceeds from the issuance of long-term debt	110,000	101,208
Proceeds from the issuance of common stock	122	189
Dividends paid	(16,229)	(16,195)
Withholding taxes paid on stock issuances	(141)	(376)
Cash settlement of foreign currency hedges related to intercompany financing	(9,967)	(1,176)
Other	(232)	(2,588)
Net cash used by financing activities	(143,086)	(24,090)

Effect of exchange rate changes on cash flows	(2,784)	(466)
Decrease in cash, cash equivalents and restricted cash	(26,130)	(4,279)

Cash, cash equivalents and restricted cash at beginning of period	92,039	81,128
Cash, cash equivalents and restricted cash at end of period	65,909	76,849
Less: Restricted cash, included in Prepaid expenses and other current assets	—	(2,176)
Cash and cash equivalents at end of period	$65,909	$74,673

BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2024	2023
Free cash flow:
Net cash provided by operating activities	$3,050	$42,467
Capital expenditures	(29,854)	(21,617)
Free cash flow (1)	$(26,804)	$20,850

Free cash flow (as adjusted):
Free cash flow (from above)	$(26,804)	$20,850
Income tax payments related to the sale of the businesses	12,280	—
Free cash flow (as adjusted) (1)	$(14,524)	$20,850

Notes:
(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. In 2024, net cash provided by operating activities was negatively impacted by $12.3 million of estimated income tax payments related to the pre-tax gain related to the sale of the Associated Spring™ and Hänggi™ businesses (the "Businesses"). The proceeds from the sale are reflected in investing activities. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
ADJUSTED OPERATING PROFIT AND ADJUSTED DILUTED EARNINGS PER SHARE
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30,					Six months ended June 30,
	2024	2023		% Change		2024	2023	% Change
SEGMENT RESULTS
Operating Profit - Aerospace Segment (GAAP)	$29,344	$16,580		77.0		$60,430	$35,331	71.0
Restructuring/reduction in force and transformation related charges	2,247	545				2,638	2,314
Shareholder advisory costs	50	—				1,078	—
Acquisition related costs	—	3,559				—	3,559
MB Short-term purchase accounting adjustments	685	—				2,826	—
Operating Profit - Aerospace Segment as adjusted (Non-GAAP) (1)	$32,326	$20,684		56.3		$66,972	$41,204	62.5

Operating Margin - Aerospace Segment (GAAP)	13.5%	13.6%		(10)	bps.	13.8%	14.8%	(100)	bps.
Operating Margin - Aerospace Segment as adjusted (Non-GAAP) (1)	14.8%	17.0%		(220)	bps.	15.2%	17.2%	(200)	bps.

Operating (Loss) Profit - Industrial Segment (GAAP)	$(31,457)	$9,429		(433.6)		$(22,861)	$13,962	(263.7)
Restructuring/reduction in force and transformation related charges	3,167	13,351				6,888	25,461
Shareholder advisory costs	50	—				1,022	—
Gain on the sale of businesses	(10,204)	—				(7,071)	—
Goodwill impairment charge	53,694	—				53,694	—
Operating Profit - Industrial Segment as adjusted (Non-GAAP) (1)	$15,250	$22,780		(33.1)		$31,672	$39,423	(19.7)

Operating Margin - Industrial Segment (GAAP)	-19.1%	4.3%		(2,340)	bps.	-6.1%	3.2%	(930)	bps.
Operating Margin - Industrial Segment as adjusted (Non-GAAP) (1)	9.3%	10.5%		(120)	bps.	8.5%	9.1%	(60)	bps.

CONSOLIDATED RESULTS
Operating (Loss) Income (GAAP)	$(2,113)	$26,009		(108.1)		$37,569	$49,293	(23.8)
Restructuring/reduction in force and transformation related charges	5,414	13,896				9,526	27,775
Shareholder advisory costs	100	—				2,100	—
Gain on the sale of businesses	(10,204)	—				(7,071)	—
Acquisition related costs	—	3,559				—	3,559
MB Short-term purchase accounting adjustments	685	—				2,826	—
Goodwill impairment charge	53,694	—				53,694	—
Operating Income as adjusted (Non-GAAP) (1)	$47,576	$43,464		9.5		$98,644	$80,627	22.3

Operating Margin (GAAP)	(0.6)%	7.7%		(830)	bps.	4.6%	7.3%	(270)	bps.
Operating Margin as adjusted (Non-GAAP) (1)	12.4%	12.8%		(40)	bps.	12.1%	12.0%	10	bps.

Diluted Net (Loss) Income per Share (GAAP)	$(0.91)	$0.34		(367.6)		$(0.88)	$0.60	(246.7)
Restructuring/reduction in force and transformation related charges	0.08	0.19				0.14	0.39
Shareholder advisory costs	—	—				0.03	—
Loss related to sale of businesses, net of tax	0.14	—				0.35	—
MB Short-term purchase accounting adjustments	0.01	—				0.04	—
Acquisition related costs	—	0.05				0.02	0.05
Goodwill impairment charge	1.05	—				1.05	—
Diluted Net Income per Share as adjusted (Non-GAAP) (1)	$0.37	$0.58		(36.2)		$0.75	$1.04	(27.9)

	Full-Year 2023	Full-Year 2024 Outlook
Operating Margin (GAAP)	6.1%	7.1%	to	9.1%

Restructuring/reduction in force and transformation related charges	3.2%		1.6%
Divestiture transaction costs/loss related to sale of businesses, net of tax	0.1%		-0.4%
MB Short-term purchase accounting adjustments	1.3%		0.3%
Shareholder advisory costs	—%		0.1%
Acquisition related costs	0.8%		—%
Goodwill impairment charge	—		3.3%

Operating Margin as adjusted (Non-GAAP) (1)	11.5%	12.0%	to	14.0%

Diluted Net Income (Loss) per Share (GAAP)	$0.31	$(0.36)	to	$(0.16)

Restructuring/reduction in force and transformation related charges	0.66		0.40
Divestiture transaction costs/loss related to sale of businesses, net of tax	0.02		0.35
MB Short-term purchase accounting adjustments	0.29		0.06
Shareholder advisory costs	—		0.03
Acquisition related costs	0.37		0.02
Goodwill impairment charge	—		1.05

Diluted Net Income per Share as adjusted (Non-GAAP) (1)	$1.65	$1.55	to	$1.75

Notes:
(1) The Company has excluded the following from its "as adjusted" financial measurements for 2024: 1) charges related to restructuring/reduction in force actions at certain businesses and transformation costs (consulting/professional fees related to business and portfolio transformation initiatives), 2) a pre-tax gain related to the divestiture of the Businesses, including $7.1M reflected within operating profit ($10.2 million in the second quarter), $1.5M reflected within other expense, net ($0.2 million in the second quarter) and a $23.7M charge reflected within income taxes ($16.9 million in the second quarter), 3) shareholder advisory costs, 4) short-term purchase accounting adjustments related to its MB Aerospace acquisition, 5) acquisition costs related to the acquisition of MB Aerospace, including $1.6M reflected within interest expense ($0.0 million in the second quarter), and 6) goodwill impairment charge recorded in the second quarter of 2024 related to the Automation reporting unit. The Company has excluded the following from its "as adjusted" financial measurements for 2023: 1) charges related to restructuring/reduction in force actions at certain businesses and business transformation costs (consulting fees related to transformation initiatives), including $27.8M reflected within operating profit ($13.9M in the second quarter) and ($1.1M) reflected within other expense (income), net, for both the year-to-date and quarter-to-date periods and 2) acquisition transaction costs related to the planned acquisition of MB Aerospace. The tax effects of the restructuring related actions, acquisition related actions, and shareholder advisory costs were calculated based on the respective tax jurisdictions and ranged from approximately 15% to approximately 30%. The goodwill impairment charge did not have a tax effect as it is not deductible for book purposes. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.

BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Dollars in thousands)
(Unaudited)

	Three months ended June 30,
	2024				2023
	Aerospace	Industrial	Other (1)	Total	Aerospace	Industrial	Other (1)	Total
Net Sales	$217,958	164,274	-	$382,232	$122,015	216,971	(2)	$338,984

Net (Loss) Income				$(46,821)				$17,352
Interest expense				20,812				6,512
Other expense (income), net				(845)				(2,894)
Income taxes				24,741				5,039
Operating Profit (Loss) (GAAP)	$29,344	$(31,457)	$—	$(2,113)	$16,580	$9,429	$—	$26,009
Operating Margin (GAAP)	13.5%	-19.1%		-0.6%	13.6%	4.3%		7.7%

Other expense (income), net	-	-	845	845	-	-	2,894	2,894
Depreciation (2)	7,463	3,990	-	11,453	4,867	6,393	-	11,260
Amortization (3)	11,214	5,887	-	17,101	5,191	6,413	-	11,604
EBITDA (Non-GAAP) (4)	$48,021	$(21,580)	$845	$27,286	$26,638	$22,235	$2,894	$51,767
EBITDA Margin (Non-GAAP) (4)	22.0%	-13.1%		7.1%	21.8%	10.2%		15.3%

Restructuring/reduction in force and transformation related charges	2,247	3,167	-	5,414	545	12,555	-	13,100
Shareholder advisory costs	50	50	-	100	-	-	-	-
Acquisition transaction costs	-	-	-	-	3,559	-	-	3,559
MB Short-term purchase accounting adjustments	42	-	-	42	-	-	-	-
Pension related loss	-	-	156	156	-	-	(1,144)	(1,144)
Gain on the sale of businesses	-	(10,204)	-	(10,204)	-	-	-	-
Goodwill impairment charge	-	53,694	-	53,694	-	-	-	-
Adjusted EBITDA (Non-GAAP) (4)	$50,360	$25,127	$1,001	$76,488	$30,742	$34,790	$1,750	$67,282
Adjusted EBITDA Margin (Non-GAAP) (4)	23.1%	15.3%		20.0%	25.2%	16.0%		19.8%

	Six months ended June 30,
	2024				2023
	Aerospace	Industrial	Other (1)	Total	Aerospace	Industrial	Other (1)	Total
Net Sales	$439,328	373,542	-	$812,870	$239,272	435,079	(10)	$674,341

Net (Loss) Income				$(44,873)				$30,511
Interest expense				45,643				11,819
Other expense (income), net				850				(1,553)
Income taxes				35,949				8,516
Operating Profit (Loss) (GAAP)	$60,430	$(22,861)	$—	$37,569	$35,331	$13,962	$—	$49,293
Operating Margin (GAAP)	13.8%	-6.1%		4.6%	14.8%	3.2%		7.3%

Other expense (income), net	-	-	(850)	(850)	-	-	1,553	1,553
Depreciation (2)	15,319	9,581	-	24,900	9,820	13,869	-	23,689
Amortization (3)	22,850	11,813	-	34,663	10,297	12,927	-	23,224
EBITDA (Non-GAAP) (4)	$98,599	$(1,467)	$(850)	$96,282	$55,448	$40,758	$1,553	$97,759
EBITDA Margin (Non-GAAP) (4)	22.4%	-0.4%		11.8%	23.2%	9.4%		14.5%

Restructuring/reduction in force and transformation related charges	2,638	6,164	-	8,802	2,314	23,072	-	25,386
Shareholder advisory costs	1,078	1,022	-	2,100	-	-	-	-
Acquisition transaction costs	-	-	-	-	3,559	-	-	3,559
MB Short-term purchase accounting adjustments	1,540	-	-	1,540	-	-	-	-
Gain on the sale of businesses	-	(7,071)	-	(7,071)	-	-	-	-
Pension related loss (gain)	-	-	1,526	1,526	-	-	(1,144)	(1,144)
Goodwill impairment charge	-	53,694	-	53,694	-	-	-	-
Adjusted EBITDA (Non-GAAP) (4)	$103,855	$52,342	$676	$156,873	$61,321	$63,830	$409	$125,560
Adjusted EBITDA Margin (Non-GAAP) (4)	23.6%	14.0%		19.3%	25.6%	14.7%		18.6%

Notes:
(1) "Other" includes intersegment sales and items that are included within Other expense (income), net that are not allocated to the Company's reportable business segments.
(2) Depreciation expense in 2024 includes $0.7 million of accelerated depreciation charges related to restructuring actions ($0.0 million related to the second quarter). Depreciation in 2023 includes $2.4 million ($0.8 million related to the second quarter) of similar accelerated depreciation charges.
(3) Amortization expense in 2024 includes $1.3 million ($0.6 million related to the second quarter) of short-term purchase accounting adjustments related to backlog amortization, attributed to the acquisition of MB Aerospace.
(4) The Company defines EBITDA as net income plus interest expense, income taxes, and depreciation and amortization which the Company incurs in the normal course of business; in addition to these adjustments, the Company also excludes the impact of its "as adjusted items" above ("Adjusted EBITDA"). The Company does not intend EBITDA nor Adjusted EBITDA to represent cash flows from operations as defined by GAAP, and the reader should not consider it as an alternative to net income, net cash provided by operating activities or any other items calculated in accordance with GAAP, or as an indicator of the Company's operating performance. Accordingly, the measurements have limitations depending on their use.